Exhibit 99.1

AUDITED FINANCIAL STATEMENTS OF ACCEPTIUS, INC. AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2007

INDEPENDENT AUDITOR’S REPORT

Board of Directors
Acceptius, Inc.

We have audited the accompanying balance sheet of Acceptius, Inc., formerly Electronic Transmission Corporation, as of December 31, 2007, and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acceptius, Inc. as of December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s history of operating losses, negative working capital, and total capital deficiency raise substantial doubt about its ability to continue as a going concern. Note 2 also describes management’s plans to address these financial matters. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/PHILLIP V. GEORGE, PLLC

Irving, Texas
April 15, 2008

ACCEPTIUS, INC.
Balance Sheet
December 31, 2007
Assets
Current assets:
Cash	$6,077
Accounts receivable, net	87,208

Total Current Assets	93,285
Furniture and equipment, net of accumulated depreciation of $169,423	16,109
Deposit	4,800

TOTAL ASSETS	$114,194

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$45,235
Salaries payable	134,915
Directors fees payable	59,000

TOTAL LIABILITIES	239,150

Stockholders’ deficit:
Preferred stock, $1 par value, 2,000,000 shares authorized; no shares
issued and outstanding	—
Common stock, $ .001 par value, 20,000,000 shares authorized;
16,249,972 shares issued and outstanding	16,250
Common stock to be issued	334
Additional paid-in capital	9,857,044
Accumulated deficit	(9,998,584)

TOTAL STOCKHOLDERS’ DEFICIT	(124,956)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$114,194

See notes to financial statements.

ACCEPTIUS, INC.
Statement of Operations
Year Ended December 31, 2007
Revenues	$634,680

Costs and expenses:
Costs of revenues	378,124
Selling, general and administrative	405,297
Depreciation	7,051

Total costs and expenses	790,472

Net loss	$(155,792)

See notes to financial statements.

		ACCEPTIUS, INC.
	Statement of Changes in Stockholders' Deficit
		Year Ended December 31, 2007
Common			Common	Additional
Shares		Common	Stock to	Paid-in	Accumulated
Issued		Stock	be Issued	Capital	Deficit	Total

Balances at
December 31, 2006	16,249,972	$16,250	$334	$9,857,044	$(9,842,792)	$30,836
Net loss	—	—	—	—	(155,792)	(155,792)

Balances at
December 31, 2007	16,249,972	$16,250	$334	$9,857,044	$(9,998,584)	$(124,956)

See notes to financial statements.

ACCEPTIUS, INC.
Statement of Cash Flows
Year Ended December 31, 2007
Cash flows from operating activities:
Net loss	$(155,792)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation	7,051
Changes in assets and liabilities:
Decrease in accounts receivable	37,202
Decrease in accounts payable	(66,471)
Increase in salaries payable	115,217
Increase in directors fees payable	24,000

Net cash used in operating activities	(38,793)

Cash flows from investing activities:
Purchase of furniture and equipment	(208)

Net decrease in cash	(39,001)
Cash at December 31, 2006	45,078

Cash at December 31, 2007	$6,077

Supplemental Disclosures of Cash Flow Information:
There was no cash paid during the year for interest or income taxes.

See notes to financial statements.

ACCEPTIUS, INC.
Notes to Financial Statements

Note 1 — Nature of Business and Summary of Significant Accounting Policies

Nature of Business:

Acceptius, Inc., formerly Electronic Transmission Corporation, (the “Company”) was incorporated under the laws of the state of Delaware in 1997 for the purpose of providing services to self-insured companies, third party administrators that pay claims for self-insured companies and other medical provider networks or cost containment companies providing services to self-insured companies. The Company’s automation capabilities encompass the entire workflow process involved in processing and paying healthcare claims. Revenues are derived primarily from commerce within the United States. The Company’s corporate offices are located in Dallas, Texas.

Significant Accounting Policies:

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of the assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable

The Company performs periodic credit evaluations of its customers’ financial condition and extends credit to virtually all of its customers on an uncollateralized basis. In the event of complete non-performance by the Company’s customers, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

The Company provides an allowance for doubtful collections which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions. Accounts receivable are due 30 days after the issuance of the invoice. Receivable past due more than 120 days are considered delinquent. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer. The allowance for doubtful accounts totaled $6,771 at December 31, 2007.

Furniture and Equipment

Furniture and equipment are recorded at cost less accumulated depreciation. Depreciation is provided for using the straight-line method over the estimated useful lives of five to ten years.

ACCEPTIUS, INC.
Notes to Financial Statements

Note 1 — Nature of Business and Summary of Significant Accounting Policies (continued)

Income Taxes

Deferred income taxes are determined using the liability method in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. In addition, a valuation allowance is established to reduce any deferred tax asset for which it is determined that it is more likely than not that some portion of the deferred tax asset will not be realized.

Revenue and Expense Recognition

The Company recognizes revenue when services are performed. Expenses are recognized in the period in which incurred.

Note 2 — Going Concern

The financial statements have been prepared on the assumption that the Company will continue as a going concern. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or liabilities, which may result from the inability of the Company to continue as a going concern. The Company has a history of operating losses, negative working capital, and total capital deficiency at December 31, 2007.

As discussed in Note 8, in February 2008, substantially all of the assets of the Company were acquired by Claimsnet.com inc. (“Claimsnet”).

Note 3	-	Furniture and Equipment
Furniture and equipment consists of the following at December 31, 2007:
Furniture and fixtures			$8,897
Office and computer equipment			121,304
Software			55,331

			185,532
Accumulated depreciation			(169,423)

			$16,109

Depreciation expense totaled $7,051 for the year ended December 31, 2007.

ACCEPTIUS, INC.
Notes to Financial Statements

Note 4 — Income Taxes

The Company has a current year tax loss; therefore, there is no provision for current federal income taxes. The Company has a net operating loss carry forward of approximately $5,400,000 available to offset future taxable income, which begins expiring in 2015. The net operating loss carry forward creates a deferred tax asset of approximately $800,000; however, the entire amount has been offset by valuation allowance, therefore, there is no deferred tax asset recognized in the accompanying balance sheet.

Note 5 — Office Lease

The Company currently leases office space on a month-to-month basis. The monthly lease payment is approximately $3,600. Office rent for the year totaled $44,100 and is reflected in the accompanying statement of operations in selling, general and administrative costs.

Note 6 — Employee Benefit Plan

The Company sponsors a profit sharing plan with a 401(k) feature (the “Plan”) covering substantially all employees. The Plan provides for the Company to make a discretionary profit sharing contribution or a discretionary employer match on employee contributions as determined annually by the Board of Directors. No profit sharing contributions or employer matching contributions were made to the Plan during the year ended December 31, 2007.

Note 7 — Concentration of Credit Risk and Revenues

The Company has accounts receivable due from four customers totaling $60,607, or approximately 53% of total assets. The Company earned $499,738, or approximately 79%, of its revenues from these four customers during the year ended December 31, 2007.

Note 8 — Subsequent Event

Effective February 20, 2008, substantially all of the assets of the Company were acquired by Claimsnet. Pursuant to the asset purchase agreement, Claimsnet paid the Company the sum of $25,000 in cash and issued to the Company 1,700,000 restricted shares of Claimsnet’s common stock, par value $0.001 per share. Claimsnet will pay the Company an additional $5,000 within the six months following February 20, 2008.